Exhibit 99.1

Corporate Update

San Diego, California (Friday, 13 December 2019) – REVA Medical, Inc. (“REVA” or the “Company”) has not been successful in securing additional financing to continue long term operations. The Company’s unaudited outstanding current accounts payable is $1.2 million and cash balance is $1.3 million.

The Company’s revenue projections for the current fiscal year are less than $0.3 million with growth projected at a modest pace. Projections are based on anticipated sales of the Company’s coronary product, Fantom Encore, which was negatively impacted by the European Society of Cardiology guidelines related to the use of bioresorbable scaffolds published in 2018. The guidelines have severely influenced usage of bioresorbable coronary scaffolds and are expected to impact the Company’s revenue for the foreseeable future.

The Company continues to look for opportunities to address the Company’s outstanding indebtedness and capital structure to continue operations and bring forward nearer-term opportunities in its peripheral and embolic platforms. The Company’s anticipated working capital needs through fiscal year 2020 are between $10 and $15 million.

About REVA Medical

REVA Medical is a medical device company focused on the development and commercialization of bioresorbable polymer technologies for vascular applications. The Company’s products include the Fantom Encore and MOTIV bioresorbable vascular scaffolds for the treatment of coronary artery disease and below-the-knee peripheral artery disease, respectively. REVA is currently selling Fantom Encore in Germany, Switzerland, Austria, the Netherlands, Belgium, Luxembourg, Italy and Turkey and is in the process of commercializing Fantom Encore in seven additional countries. REVA is based in San Diego, California.

Fantom, Fantom Encore, MOTIV, and Tyrocore are trademarks of REVA Medical, Inc.

Forward-Looking Statements

This announcement contains or may contain forward-looking statements that are based on management’s beliefs, assumptions, and expectations and on information currently available to management. All statements that are not statements of historical fact, including those statements that address future operating plans or performance and events or developments that may occur in the future, are forward-looking statements, such as those statements regarding the Company’s ability to restructure its outstanding debt and the timing and announcement of any such restructuring. No undue reliance should be placed on

HEAD OFFICE: 5751 Copley Drive, San Diego, CA 92111 • +1 (858) 966-3000 • +1 (858) 966-3099 (FAX) • www.revamedical.com

AUSTRALIAN OFFICE: Suite 4, Level 14, 6 O’Connell Street, Sydney NSW 2000 • +61 2 9237 2800 7

ARBN 146 505 777 • REVA Medical, Inc., is a foreign company incorporated in Delaware, USA, whose stockholders have limited liability forward-looking statements. Although management believes forward-looking statements are reasonable as and when made, forward-looking statements are subject to a number of risks and uncertainties that may cause actual results to vary materially from those expressed in forward-looking statements, including the risks and uncertainties that are described in the “Risk Factors” section of our Annual Report on Form 10-K filed with the US Securities and Exchange Commission (the “SEC”) on March 7, 2018, and as updated in our periodic reports thereafter. Any forward-looking statements in this announcement speak only as of the date when made. REVA does not assume any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Investor & Media Enquiries:

REVA Medical, Inc.

Leigh Elkolli

Chief Financial Officer and Corporate Secretary

+1 858-966-3018

HEAD OFFICE: 5751 Copley Drive, San Diego, CA 92111 • +1 (858) 966-3000 • +1 (858) 966-3099 (FAX) • www.revamedical.com

AUSTRALIAN OFFICE: Suite 4, Level 14, 6 O’Connell Street, Sydney NSW 2000 • +61 2 9237 2800 7

ARBN 146 505 777 • REVA Medical, Inc., is a foreign company incorporated in Delaware, USA, whose stockholders have limited liability